UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 8, 2005

Corinthian Colleges, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California		92707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 427-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 8, 2005, Corinthian Colleges, Inc. (the "Company") announced that, pursuant to the terms of that certain Asset Sale Agreement, dated September 21, 2005 (the "Agreement"), by and among the Company’s wholly-owned subsidiary, CDI Career Development Institutes Ltd. ("CDI"), CDI’s wholly-owned subsidiary, CDI Corporate Education Services, Inc. ("CES"), and CrossOff Incorporated (‘CrossOff"), the Company sold substantially all of the assets of CDI’s corporate training division, CDI Education, to CrossOff. CDI received a cash payment of Cdn$19 million at the closing, which amount is subject to a working capital adjustment that will be made within 90 days after the closing.

For additional information regarding the sale of substantially all of the assets of CDI Education, reference is made to the Agreement (incorporated by reference to Exhibit 10.1 to the Form 8-K of the Company filed with the Securities and Exchange Commission on September 27, 2005), and the press release issued by the Company on November 8, 2005, which is filed as Exhibit 99.1 hereto and incorporated by reference herein. The foregoing summary of the terms of the sale of CDI Education is qualified in its entirety by reference to these Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corinthian Colleges, Inc.

November 11, 2005	By:	Stan A. Mortensen

Name: Stan A. Mortensen
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Text of press release of Corinthian Colleges, Inc. issued November 8, 2005.